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                                                                    EXHIBIT 23.7

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement of Suiza Foods Corporation on Form S-3 (Registration No. 333-45749) of our report dated February 10, 1997, included in the annual report on Form 10-K of the Morningstar Group Inc. for the year ended December 31, 1996 and to all references to our firm included in this Registration Statement.

                                                         /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
February 17, 1998